STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF
LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows.

FIRST:  The name of the Limited Partnership is Dominion Midstream Partners, LP

SECOND:  Article 1 of the Certificate of Limited Partnership shall be amended as follows:
   "1. The name of the Partnership is Dominion Energy Midstream Partners, LP."

THIRD:  Article 3 of the Certificate of Limited Partnership shall be amended as follows:
"3. General Partner. The name and the business, residence or mailing address of the general partner are:
Dominion Energy Midstream GP, LLC
120 Tredegar Street
Richmond, Virginia 23219

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 12th day of May, A.D. 2017.

Dominion Midstream Partners, LP
By: Dominion Energy Midstream GP, LLC, its General Partner
By: Dominion Cove Point, Inc., its Sole Member

By:  /s/ Carlos M. Brown
Carlos M. Brown
Vice President and General Counsel